EXHIBIT 16.0




February 12, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments contained in the section "Redwood Microcap Fund, Inc. - Changes in Independent Public Accountant" included in Pre-Effective Amendment No. 4 to the Registration Statement on Form SB-2, SEC file number 33-80321, of Redwood Broadcasting, Inc. and Redwood Microcap Fund, Inc. dated February 13, 1997.

Yours truly,

DELOITTE & TOUCHE, LLP